Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO
THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
BRIXMOR OPERATING PARTNERSHIP LP
a Delaware limited partnership

AMENDMENT NO. 2 TO
THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF BRIXMOR OPERATING PARTNERSHIP LP
This Amendment No. 2, dated as of March 11, 2014 (this “Amendment No. 2”), is made to that certain Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP (the “Partnership”), dated as of October 29, 2013 (as amended to the date hereof, the “Existing Partnership Agreement” and the Existing Partnership Agreement as amended by this Amendment and as it may be further amended from time to time, the “Partnership Agreement”), by and among Brixmor OP GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership (the “General Partner”), and the Persons admitted to the Partnership and identified on the books and records of the Partnership as limited partners of the Partnership, in their respective capacities as limited partners of the Partnership (each, a “Limited Partner”).
WHEREAS, in accordance with Sections 4.2A and Section 4.4 of the Existing Partnership Agreement, the General Partner desires to cause the Partnership to create a new class of Partnership Units to be issued by the Partnership to employees and/or other service providers of Parent, the Special Limited Partner, the Partnership or its Subsidiaries pursuant to the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan (the “Plan”), with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption as are set forth in this Amendment;
WHEREAS, this Amendment, including Schedule I hereto shall be incorporated by reference in the Partnership Agreement;
WHEREAS, Section 7.3C(3) of the Existing Partnership Agreement permits the General Partner, without the consent of any Limited Partner or other Person, to amend the Existing Partnership Agreement as may be required to facilitate or implement the reflection of a change that does not adversely affect the Limited Partners in any material respect, and the General Partner has determined that this Amendment does not adversely affect the Limited Partners in any material respect;
WHEREAS, Section 7.3C(4) of the Existing Partnership Agreement permits the General Partner, without the consent of any Limited Partner or other Person, to amend the Existing Partnership Agreement as may be required to facilitate or implement the setting forth of the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Holders of any additional Partnership Interests issued pursuant to Article 4, including as contemplated by Section 4.2A;
WHEREAS, Section 7.3C(8) of the Existing Partnership Agreement permits the General Partner, without the consent of any Limited Partner or other Person, to amend the Existing Partnership Agreement as may be required to facilitate or implement the reflection of the issuance of additional Partnership Interests in accordance with Section 4.2;
WHEREAS, Section 4.4A of the Existing Partnership Agreement permits the General Partner to adopt stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Special Limited Partner, Parent, the Partnership or any of their Affiliates, and to implement such plans and any actions taken under such plans, and to adopt any amendments to the Existing Partnership Agreement that may become necessary or advisable in connection therewith, without the Consent or approval of the Limited Partners or any other Person, and the General Partner has determined that all the amendments to the Existing Partnership Agreement contained in this Amendment are necessary or advisable in connection with the adoption and implementation of the Plan; and
WHEREAS, Section 7.3C(9) of the Existing Partnership Agreement permits the General Partner, without the consent of any Limited Partner or any other Person, to amend the Existing Partnership Agreement as may be required to facilitate or implement the reflection of any modification to the Existing Partnership Agreement permitted by Section 4.4A or any other provision of the Existing Partnership Agreement that authorizes the General Partner to make amendments without the consent of any other Person;
WHEREAS, in accordance with Sections 4.2, 4.4, and 7.3C of the Existing Partnership Agreement, the General Partner is authorized to enter into this Amendment, and to issue the additional Partnership Units created hereby without the Consent of any Limited Partner or other Person.
NOW, THEREFORE, the General Partner hereby amends the Existing Partnership Agreement as follows:
ARTICLE 1
CREATION OF LTOP UNITS

Pursuant to Section 4.2A of the Existing Partnership Agreement, the General Partner hereby creates a new class of Partnership Interests designated “LTIP Units” and hereby adopts Schedule I attached hereto as the Partnership Unit Designation for such units.

ARTICLE 2
DEFINED TERMS

Section 2.1Definitions

Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Existing Partnership Agreement. Article I of the Existing Partnership Agreement is hereby amended by adding or amending and restating the following terms, as applicable, in alphabetical order:

“Book-Up Target” for an LTIP Unit shall mean (i) initially, the Common Unit Economic Balance as determined on the date such LTIP Unit was granted assuming the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value at such time, and (ii) thereafter, as of any determination date, the remaining amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance as of such date. Notwithstanding the foregoing, the Book-Up Target shall be zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time.

“Common Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Article 6 to the Partnership Agreement, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Economic Capital Account Balance” with respect to a Partner shall mean an amount equal to its Capital Account balance, plus the amount of its share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain.

“Eligible LTIP Unit” shall mean a LTIP Unit that has a Book-Up Target of zero (0).

“Liquidating Gains” shall mean any Net Income realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to Net Income realized in connection with an adjustment to the book value of Partnership assets under clause (b) of the definition of Gross Asset Value.

“Liquidating Losses” shall mean any Net Loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to Net Loss realized in connection with an adjustment to the book value of Partnership assets under clause (b) of the definition of Gross Asset Value.

“LTIP Fraction” shall mean, with respect to an LTIP Unit that is issued, one (1) unless a fraction is specifically designated in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted as the LTIP Fraction for such LTIP Unit.

“LTIP Full Participation Date” shall mean, for an LTIP Unit that is issued, such date as is specified in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted as the LTIP Full Participation Date for such LTIP Unit or, if no such date is so specified, the date such LTIP Unit is vested in accordance with the terms of the relevant Vesting Agreement.

“LTIP Unit” shall mean a Partnership Unit which is designated as an LTIP Unit in the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued, having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Schedule I hereto or in this Amendment in respect of the Holder, as well as the relevant Vesting Agreement or other documentation pursuant to which such LTIP Unit is granted or issued.

“LTIP Unit Limited Partner” shall mean any Person that holds LTIP Units or Partnership Common Units resulting from a conversion of LTIP Units.

“Operating Income” shall mean Net Income determined without taking into account any Liquidating Gains and Liquidating Losses.

“Operating Loss” shall mean Net Loss determined without taking into account any Liquidating Gains and Liquidating Losses.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that (x) to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners and (y) prior to the earlier to occur of (A) the LTIP Full Participation Date of an LTIP Unit or (B) the date of conversion of an LTIP Unit into a Partnership Common Unit, each LTIP Unit shall be treated as a fraction of an LTIP Unit equal to the LTIP Fraction for that LTIP Unit for purposes of both the numerator and denominator. For the avoidance of doubt, from and after its applicable LTIP Full Participation Date, no LTIP Unit shall be treated as a fraction of an LTIP Unit for the purpose of the foregoing calculation, regardless of the Book-Up Target for such LTIP Unit.

“Unvested LTIP Units” shall have the meaning set forth in Section 1.2 of Schedule I hereto.

“Vested LTIP Units” shall have the meaning set forth in Section 1.2 of Schedule I hereto.

“Vesting Agreement” shall have the meaning set forth in Section 1.2 of Schedule I hereto.

Section 2.2    Gross Asset Value

The definition of “Gross Asset Value” in the Existing Partnership Agreement is hereby amended by deleting the following words from clause (b)(iv) thereof: “by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership”.

ARTICLE 3
DISTRIBUTIONS

Section 3.1Distributions upon Liquidation.

Section 5.4 of the Existing Partnership Agreement is hereby amended to read as follows:

“Section 5.4. Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in proportion to the Partnership Common Units and LTIP Units held by them; provided that (i) distributions to a Partner in respect of an LTIP Unit shall be limited to the Partner’s Economic Capital Account Balance attributable to such LTIP Unit as of the date of liquidation (and after taking into account any allocations pursuant to the liquidation) and (ii) amounts that otherwise would have been distributed to such LTIP Units shall be distributed to the Partners holding Partnership Common Units or LTIP Units in proportion to the Partnership Common Units and LTIP Units held by them (excluding for this purpose all LTIP Units that are not eligible to participate in any further distributions as a result of the foregoing clause (i) of this Section 5.4).”

ARTICLE 4
ALLOCATIONS

Section 4.1Allocations Generally.

Section 6.2 to the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.2    Allocation of Net Income and Net Loss.

A.Net Income. Except as otherwise provided herein, Operating Income and Liquidating Gain of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

(1)First, Operating Income and Liquidating Gain shall be allocated to the General Partner to the extent the cumulative Operating Loss and Liquidating Loss allocated to the General Partner under subparagraph B(2) below exceeds the cumulative Operating Income and Liquidating Gain allocated to the General Partner under this subparagraph A(1), provided that the allocation under this subparagraph shall first be made out of Operating Income to the extent of available Operating Income as of the time any allocation is being made, and thereafter to the extent of any available Liquidating Gain as of such time;

(2)(i)    Next, Liquidating Gains shall first be allocated to the Partners holding LTIP Units until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of LTIP Units, are equal to (1) the Common Unit Economic Balance, multiplied by (2) the number of their LTIP Units (with respect to each Partner holding LTIP Units, the “Target Balance”). For the avoidance of doubt, Liquidating Gains allocated with respect to an LTIP Unit pursuant to this subparagraph shall reduce (but not below zero) the Book-Up Target for such LTIP Unit. Any such allocations shall be made among the holders of LTIP Units in proportion to the aggregate amounts required to be allocated to each under this subparagraph.
(ii)    Liquidating Gain allocated to a Partner under this subparagraph will be attributed to specific LTIP Units of such Partner for purposes of determining (1) allocations under this Article VI, (2) the effect of the forfeiture or conversion of specific LTIP Units on such Partner’s Capital Account and (3) the ability of such Partner to convert specific LTIP Units into Partnership Common Units. Such Liquidating Gain will generally be attributed in the following order: (1) first, to Vested LTIP Units held for more than two years, (2) second, to Vested LTIP Units held for two years or less, (3) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to Parent, the Partnership, the General Partner or their Affiliates for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target.
(iii)    After giving effect to the special allocations set forth above, if, due to distributions with respect to Partnership Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any Partner attributable to such Partner’s LTIP Units exceeds the Target Balance, then Liquidating Losses shall be allocated to such Partner to eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among LTIP Units in a manner reasonably determined by the General Partner.
(iv)    The parties agree that the intent of this subparagraph is (1) to the extent possible to make the liquidation value associated with each LTIP Unit the same as the liquidation value of a Partnership Common Unit, and (2) to allow conversion of a LTIP Unit (assuming it is a Vested LTIP Unit) when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to clause (i) above or Net Loss, Operating Loss and/or Liquidating Loss have been allocated to Partnership Common Units under subparagraph 6.2.B(1) so that either an LTIP Unit’s initial Book-Up Target has been reduced to zero or the parity described in subclause (1) above has been achieved. The General Partner shall be permitted to interpret this Section and to amend this Agreement to the extent necessary and consistent with this intention.
(v)    If a Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under clause (i) above, (1) the portion of such Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in clause (ii) above as reasonably determined by the General Partner, to the extent necessary to cause such Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Common Unit Economic Balance and (2) such Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to the foregoing subclause (1) above. Any such reductions in Capital Accounts pursuant to the foregoing subclause (2) shall be reallocated to the Partnership Common Units and LTIP Units pro rata, provided that the General Partner shall have the discretion to limit reallocations to LTIP Units in any manner the General Partner reasonably determines is necessary to prevent such LTIP Units from participating in Liquidating Gains realized prior to the issuance of such LTIP Units; and

(3)Thereafter, Operating Income to the holders of Partnership Common Units and LTIP Units pro rata in accordance with their Percentage Interests and any remaining Liquidating Gain after the special allocation provided in subparagraph 2 to the holders of Partnership Common Units and LTIP Units in proportion to the Partnership Common Units and LTIP Units held by such Partners.

B.Net Loss. Except as otherwise provided herein, Operating Loss and Liquidating Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

(1)Subject to the prior application of clause 6.2.A(2)(iii), first, Operating Loss shall be allocated with respect each Partnership Common Unit and LTIP Unit in proportion to and to the extent that Operating Income was allocated with respect to such Unit in previous periods in excess of the sum of Operating Loss allocated with respect to such Unit in previous periods and distributions made with respect to such Unit in all periods;

(2)Next, Operating Loss shall be allocated to the holders of Partnership Common Units and Eligible LTIP Units in proportion to their respective Percentage Interests, and Liquidating Loss shall be allocated to the holders of Partnership Common Units and Eligible LTIP Units in proportion to the Partnership Common Units and Eligible LTIP Units held by such Partners; provided that the Net Loss allocated in respect of a Partnership Common Unit and LTIP Unit pursuant to this subparagraph 2 shall not exceed the maximum amount of Net Loss that could be allocated in respect of such Unit without causing a holder of such Unit to have an Adjusted Capital Account Deficit determined as if the holder held only that Unit, provided further that (A) in the event the first proviso of this subparagraph 2 applies to limit an allocation of Net Loss in respect of an LTIP Unit, the Net Loss allocable to the LTIP Unit shall first be made out of Operating Loss to the extent the cumulative Operating Income in excess of cumulative Operating Loss allocated to that LTIP Unit exceeds cumulative distributions in respect of that LTIP Unit, and any remaining allocation of Net Loss to that LTIP Unit shall be made proportionately out of Operating Loss and Liquidating Loss, and (B) in the event the first proviso of this subparagraph 2 applies to limit an allocation of Net Loss in respect of a Partnership Common Unit, the Net Loss allocable to the Partnership Common Unit shall be made proportionately out of Operating Loss and Liquidating Loss remaining after the allocation of Net Loss in respect of LTIP Units as provided in clause (A);

(3)Thereafter, Operating Loss and Liquidating Loss shall be allocated to the General Partner.”

Section 4.2    Regulatory Allocations

A.    Section 6.3 of the Existing Partnership Agreement is hereby amended as follows: subparagraph 6.3.A(vi) is hereby deleted; subparagraphs 6.3.A(v), (vii) and (viii) are hereby redesignated as subparagraphs 6.3.A(vii), (viii) and (ix), respectively, and the following new subparagraphs 6.3.A(v) and (vi) are hereby inserted immediately following subparagraph 6.3A(iv):

“(v)    Special Allocation to LTIP Units. Items of gross income of the Partnership shall be specially allocated to a Partner in an amount necessary to eliminate any Adjusted Capital Account Deficit attributable to an LTIP Unit of such Partner. Any such allocations shall be made first from items of income constituting Operating Income or Operating Loss, and only thereafter from items of income constituting Liquidating Gains or Liquidating Losses. For purposes of determining the amount of gross income that must be specially allocated under this Section, the Partnership shall initially allocate all items amongst the Partners in accordance with the provisions of this Agreement, and only if a Partner has an Adjusted Capital Account Deficit after such initial allocation shall a special allocation be made pursuant to this Section and only in an amount equal to the excess gross income allocation needed to eliminate such Adjusted Capital Account Deficit taking into account the remaining Net Income that will be allocated to such Partner after applying the other provisions of this Article 6.
(vi)    Special Allocation upon Conversion of LTIP Units. After the conversion of an LTIP Unit into a Partnership Common Unit (or fraction thereof), the Partnership will specially allocate Liquidating Gain and Liquidating Loss to the Partners until and in a manner that causes, as promptly as practicable, the portion of such Partner’s Economic Capital Account Balance attributable to the Partnership Common Unit (or fraction thereof) received upon conversion to equal the Common Unit Economic Balance (or in the case where a fractional Partnership Common Unit is received on conversion, the Common Unit Economic Balance multiplied by a fraction equal to the fraction of the Partnership Common Unit issued in the conversion).”
B.    Within subparagraph 6.3.A(ix), the reference to “Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi) and (vii)” is hereby replaced with a reference to “Sections 6.3.A(i), (ii), (iii), (iv), (vii) and (viii)”.

Section 4.3    Liquidating Distributions.

Section 13.2.A(4) of the Existing Partnership Agreement is hereby amended by replacing each occurrence of “Article 5” therein with “Section 5.4”.
ARTICLE 5
MISCELLANEOUS
Section 5.1Exhibits and Schedules

(A)    Schedule I attached hereto is hereby added to the Existing Partnership Agreement as "Schedule I"

(B)    Exhibits C and D attached hereto are hereby added to the Existing Partnership Agreement as "Exhibit C" and "Exhibit D" respectively.

Section 5.2    Ratification and Confirmation of the Partnership Agreement; No Other Changes.

Except as modified by this Amendment, the Existing Partnership Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Existing Partnership Agreement, other than as contemplated herein..

Section 5.3    Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 5.4    Effectiveness.

This Amendment shall be effective as of the date first written above. Except as hereby amended, the Existing Partnership Agreement shall remain in full force and effect.

Section 5.5    Applicable Law.

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Amendment and any non-mandatory provision of the LP Act, the provisions of this Amendment shall control and take precedence.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
GENERAL PARTNER:
BRIXMOR OP GP LLC,
a Delaware limited liability company,

By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: Executive Vice President

SCHEDULE I
LTIP UNITS
1.1 Designation. A class of Partnership Units in the Partnership designated as “LTIP Units” is hereby established. LTIP Units are intended to qualify as “profits interests” in the Partnership. The number of LTIP Units that may be issued by the Partnership shall not be limited.
1.2 Vesting. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any stock incentive plan, including without limitation the Plan, pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units;” all other LTIP Units are referred to as “Unvested LTIP Units.”
1.3 Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement resulting in either the forfeiture of any LTIP Units or the repurchase thereof by the Partnership at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the relevant Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited; provided that with respect to any distribution declared with a record date prior to the effective date of such forfeiture, such forfeited LTIP Units shall be included in calculating the applicable Holder’s Percentage Interest in accordance with Article 5 of the Partnership Agreement.
1.4 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation provisions set forth in the Vesting Agreement, apply to the LTIP Unit.
1.5 Adjustments. If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Partnership Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event. The following shall be “LTIP Unit Adjustment Events:” (A) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Partnership Common Units into a greater number of Partnership Units or combines the outstanding Partnership Common Units into a smaller number of Partnership Units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the correspondence between Partnership Common Units and LTIP Units as it existed prior to such action, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any Vesting Agreement or stock incentive plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Partnership shall mail or otherwise provide notice to each Holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

1.6 Right to Convert LTIP Units into Partnership Common Units.
(a) Subject to the expiration of any applicable LTIP Unit Restricted Period (as defined below), a Holder of LTIP Units shall have the right (the “LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into a number (or fraction thereof) of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.5 of this Schedule I equal to the LTIP Conversion Factor (as defined below). No LTIP Units shall be convertible by the Holder thereof pursuant to this Section 1.6 of Schedule I prior to the expiration of a twenty-four month period (the “LTIP Unit Restricted Period”) ending on the day before the first twenty-four month anniversary of such Holder’s becoming a Holder of such LTIP Units; provided, however, that the General Partner may, in its sole and absolute discretion, shorten or lengthen the LTIP Unit Restricted Period applicable to any LTIP Units by written agreement with the Holder thereof to a period of shorter or longer than twenty-four (24) months, without the consent of any other Partner and such written agreement shall govern the LTIP Unit Restricted Period with respect to such LTIP Units notwithstanding anything otherwise to the contrary herein. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, and subject to the expiration of any applicable LTIP Unit Restricted Period, such Person may give the Partnership an LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the Holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. “LTIP Conversion Factor” shall mean the quotient of (i) the Economic Capital Account Balance attributable to the LTIP Unit being converted as of the date of conversion, divided by (ii) the Common Unit Economic Balance as of the date of conversion, provided that if the Economic Capital Account Balance attributable to an LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time, the LTIP Conversion Factor for such LTIP Unit shall be equal to one (1) (except to the extent of adjustments (if any) to the LTIP Conversion Factor made pursuant to Section 1.5 of this Schedule I).
(b) In order to exercise his or her LTIP Unit Conversion Right, a Holder of LTIP Units shall deliver a notice (an “LTIP Unit Conversion Notice”) in the form attached as Exhibit C hereto not less than 10 nor more than 60 days prior to a date (the “LTIP Unit Conversion Date”) specified in such LTIP Unit Conversion Notice. Each Holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 1.6 shall be free and clear of all liens.
1.7 Forced Conversion by the Partnership into Partnership Common Units.
(a) The Partnership may cause LTIP Units to be converted (a “LTIP Unit Forced Conversion”) into Partnership Common Units at any time so long as the applicable Holder thereof receives in respect of each LTIP Unit so converted a number (or fraction thereof) of fully paid and non-assessable Partnership Common Units equal to the greater of (x) the LTIP Conversion Factor for such LTIP Unit (giving effect to all adjustments (if any) made pursuant to Section 1.5 of this Schedule I) and (y) one (1).
(b) In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “LTIP Unit Forced Conversion Notice”) in the form attached as Exhibit D hereto to the applicable Holder not less than 10 nor more than 60 days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice. A Forced LTIP Unit Conversion Notice shall be provided in the manner in which notices are generally to be provided in accordance with the Partnership Agreement. Each Holder of LTIP Units covenants and agrees with the Partnership that all LTIP Units to be converted pursuant to this Section 1.7 of this Schedule I shall be free and clear of all liens.
1.8 Conversion Procedures. Subject to any redemption of Partnership Common Units to be received upon the conversion of Vested LTIP Units pursuant to Section 1.11 of this Schedule I, a conversion of Vested LTIP Units for which the Holder thereof has given an LTIP Unit Conversion Notice or for which the Partnership has given a LTIP

Unit Forced Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such Holder of LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Partnership Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.
1.9 Treatment of Capital Account. For purposes of making future allocations under the Partnership Agreement, reference to a Partner’s portion of its Economic Capital Account Balance attributable to his or her LTIP Units shall exclude, after the date of conversion of any of its LTIP Units, the portion of such Partner’s Economic Capital Account Balance attributable to the converted LTIP Units.
1.10 Mandatory Conversion in Connection with a Capital Transaction.
(a) If the Partnership, the General Partner, the Special Limited Partner or Parent shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event) as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders of Partnership Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any such transaction being referred to herein as a “Capital Transaction”), then the General Partner shall, immediately prior to the consummation of the Capital Transaction, exercise its right to cause an LTIP Unit Forced Conversion with respect to any and all LTIP Units that have become Vested LTIP Units and the Book-Up Target of which is zero, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold at the Capital Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Capital Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction).
(b) In anticipation of such LTIP Unit Forced Conversion and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder of Partnership Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Capital Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of a Partnership Common Unit would receive if such Holder of Partnership Common Units failed to make such an election.
(c) Subject to the rights of the Partnership and the General Partner under the relevant Vesting Agreement and the terms of any stock incentive plan, including without limitation the Plan, under which

LTIP Units are issued, the Partnership shall use commercially reasonable efforts to (i) cause the terms of any Capital Transaction to be consistent with the provisions of this Section 1.10, and (ii) in the event LTIP Units are not converted into Partnership Common Units in connection with the Capital Transaction (including pursuant to Section 1.10(a) above), but subject to the rights of the General Partner and the Partnership set forth in Section 1.13(b)(ii) below to the extent that they can act without the consent of Holders of LTIP Units, enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of those Holders of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Capital Transaction that, to the extent not incompatible with the interests of the Partnership Common Unitholders and the shareholders of the Special Limited Partner and/or Parent, (A) contains reasonable provisions designed to allow such Holders to subsequently convert, redeem or exchange their LTIP Units, if and when eligible for conversion, redemption or exchange into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units, and (B) preserves as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights of such Holders.
1.11 Redemption Right of LTIP Unit Limited Partners.
(a) LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership (i) from repurchasing LTIP Units from the Holder thereof if and to the extent that such Holder agrees to sell such LTIP Units or (ii) from exercising the right to cause a LTIP Unit Forced Conversion. For the avoidance of doubt, with respect to any Partnership Common Units received by a LTIP Unit Limited Partner upon conversion of LTIP Units, including a LTIP Unit Forced Conversion, the Partnership shall have the right to redeem such Partnership Common Units in accordance with Section 8.6 of the Partnership Agreement.
(b) Except as otherwise set forth in the relevant Vesting Agreement or other separate agreement entered into between the Partnership and a LTIP Unit Limited Partner, and subject to the terms and conditions set forth herein or in the Partnership Agreement, on or at any time after the applicable LTIP Unit Conversion Date each LTIP Unit Limited Partner will have the same right (and subject to the same terms and conditions and to be effected in the same manner) to require the Partnership to redeem all or a portion of the Partnership Common Units into which such LTIP Unit Limited Partner’s LTIP Units were converted as the other Holders of Partnership Common Units in accordance with Article 15 of the Partnership Agreement.
(c) Notwithstanding anything herein to the contrary (but subject to Section 1.6 of this Schedule I), a Holder of LTIP Units may deliver a Notice of Redemption in accordance with Article 15 of the Partnership Agreement relating to Partnership Common Units that will be issued to such Holder upon conversion of LTIP Units into Partnership Common Units pursuant to Section 1.6 of this Schedule I in advance of the LTIP Unit Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date. For clarity, it is noted that the objective of this Section 1.11(c) is to put a Holder of LTIP Units in a position where, if such Holder wishes, the Partnership Common Units into which such Holder’s Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to require the Special Limited Partner to assume the Partnership’s redemption obligation with respect to such Partnership Common Units by delivering to such Holder Parent Shares rather than cash, then such Holder can have such Parent Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.
1.12 Voting Rights. Except as expressly provided in Section 1.13 of this Schedule I, Holders of LTIP Units shall not have the right to vote on any matter involving the Partnership, including with respect to any merger, consolidation, combination or conversion of the Partnership, or any other matter that a limited partner might otherwise have the ability to vote on or consent with respect to under the Partnership Agreement, the Act, at law, in equity or otherwise.
1.13 Special Approval Rights. The General Partner and/or the Partnership shall not, without the affirmative vote of Holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions and qualifications: (i) no separate consent of the Holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would, in a ratable and proportional manner, alter, change, modify or amend the rights, powers or privileges of the Partnership Common Units; (ii) a merger, consolidation or other business combination or reorganization of the Partnership, the General Partner, the Special Limited Partner, Parent or any of their Affiliates shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of an LTIP Unit (and the Holder of such LTIP Unit will not be entitled to any vote or consent with respect to such merger, consolidation or other business combination or reorganization in respect of such LTIP Unit) so long as either: (w) such LTIP Unit is converted immediately prior to the effectiveness of the transaction into a number (or fraction thereof) of fully paid and non-assessable Partnership Common Units equal to the greater of (i) the LTIP Conversion Factor for such LTIP Unit (giving effect to all adjustments (if any) made pursuant to Section 1.5 of this Schedule I) and (ii) one (1) (which Partnership Common Units, for the avoidance of doubt, may be unvested to the extent the LTIP Unit so converted is not a Vested LTIP Unit); (x) the Holder of such LTIP Unit either will receive, or will have the right to elect to receive, in respect of such LTIP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property that would be paid in respect of such LTIP Unit had it been converted into a Partnership Common Unit (or fraction of a Partnership Common Unit, as applicable under the terms of such LTIP Unit) immediately prior to the transaction; (y) such LTIP Unit remains outstanding with its terms materially unchanged; or (z) if the Partnership is not the surviving entity in such transaction, such LTIP Unit is exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as such LTIP Unit; (iii) any creation or issuance of Partnership Interests (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect), which either (x) does not require the consent of the Holders of Partnership Common Units or (y) is authorized by the Holders of Partnership Common Units shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership or the General Partner of restrictions or limitations applicable to any outstanding LTIP Units with respect to any Holder or Holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other Holders. For the avoidance of doubt, the General Partner in its sole discretion may waive any restrictions or limitations (including vesting restrictions or transfer restrictions) applicable to any outstanding LTIP Units with respect to any Holder or Holders at any time and from time to time. Any such determination in the General Partner’s discretion in respect of such LTIP Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Holders of LTIP Units, whether or not such Holders are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.
1.15 Limited Partners’ Rights to Transfer. Subject to the terms of the relevant Vesting Agreement or other document pursuant to which LTIP Units are granted and except in connection with the exercise of its right of redemption pursuant to Section 1.11 of this Schedule I, a Holder of LTIP Units may not transfer all or any portion of his or her LTIP Units, except, in the case of Vested LTIP Units, to the extent, and subject to the same restrictions, that a Holder of Partnership Common Units is entitled to transfer Partnership Common Units pursuant to Section 11.3 of the Partnership Agreement.
1.16 Allocations and Distributions.

(a) All distributions shall be made to Holders of LTIP Units in accordance with the provisions of Article 5 of the Partnership Agreement.
(b) All allocations, including allocations of Net Income and Net Loss of the Partnership, special allocations and allocations upon final liquidation, shall be made to Holders of LTIP Units in accordance with Article 6 of the Partnership Agreement.

EXHIBIT C
NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO PARTNERSHIP COMMON UNITS
The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Brixmor Operating Partnership LP (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of October 29, 2013, as amended from time to time (the “ Agreement ”).
The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has, and at the closing of the conversion will have, good, marketable and unencumbered title to such LTIP Units, free and clear of the rights or interests of any other person or entity; (b) has, and at the closing of the conversion will have, the full right, power and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such conversion.
In accordance with the terms of the Agreement, the holder of LTIP Units being converted is obligated, in the event any state or local property transfer tax is payable as a result of such conversion, to assume and pay such transfer tax.
Name of Holder:
Number of LTIP Units to be Converted:

_________________________
(Signature of Holder: Sign Exact Name as Registered with Partnership)

_________________________
_________________________
(Address)

C-1

EXHIBIT D
Notice of Election by Partnership to Force Conversion of LTIP Units into Partnership Common Units
Brixmor Operating Partnership LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Brixmor Operating Partnership LP, dated as of October 29, 2013, as amended from time to time (the “ Agreement ”).
To the extent that LTIP Units held by the holder are not free and clear of all liens, claims and encumbrances, or should any such liens, claims and/or encumbrances exist or arise with respect to such LTIP Units, the Partnership Common Units into which such LTIP Units are converted shall continue to be subject thereto.
In accordance with the terms of the Agreement, the holder of LTIP Units being converted is obligated, in the event any state or local property transfer tax is payable as a result of such conversion, to assume and pay such transfer tax.
Name of Holder:
Number of LTIP Units to be Converted:
Conversion Date:

D-1